Exhibit 99.1
News Release
For Immediate Release: June 11, 2019
H&R Block Enters into Agreement to Acquire Wave Financial, a Small Business Financial Solutions Platform

•	Compelling acquisition of a highly compatible business will accelerate H&R Block’s strategy in the large and expanding small business market, providing new growth opportunities.

•	Wave provides accounting, invoicing, payroll, and payments software solutions, as well as bookkeeping services, built into a comprehensive platform used by over 400,000 small businesses every month.

•	Highly complementary product lines position both businesses to attract new clients.

•	Wave’s low customer acquisition costs and disruptive pricing model position it well against competitive offerings.
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today announced that it entered into a definitive agreement to acquire Wave Financial, Inc. (“Wave”), a rapidly-growing financial solutions platform focused on changing the way small business owners manage their finances, for $405 million in cash. Based in Toronto, Ontario, Wave is innovating and disrupting the small business market with free accounting, invoicing, and receipt-tracking software. Wave generates revenue by offering payment processing, payroll services, and bookkeeping services, with additional products currently in development. All of these products and services are offered through a comprehensive platform used by over 400,000 small businesses globally every month.
“I’m extremely excited to welcome Wave, an innovative company with an outstanding team, to H&R Block,” said Jeff Jones, president and CEO of H&R Block. “Bookkeeping and cash flow management are significant pain points for small business owners and essential to successful annual tax preparation. Wave addresses these concerns by delivering financial solutions and a simple user experience on a single platform. Wave provides us the opportunity to accelerate our small business strategy and is a great strategic fit, as both companies can leverage each other's capabilities to bring tax and financial solutions to small business owners, serving more clients in more ways.”
The acquisition expands H&R Block’s product and client portfolio and enhances its position in the small business market. It also provides new growth opportunities as Wave's disruptive pricing and low-cost customer acquisition model has resulted in rapid, organic growth.
“Given the complementary strengths of these two great companies and our shared vision of providing financial help to people who need it, we’re delighted to be joining the H&R Block team,” said Kirk Simpson, co-founder and CEO of Wave. “We are excited to work together to deliver additional value to small businesses to help them succeed.”
Wave’s innovative platform supports the large and expanding small business market, which includes 31 million small businesses in North America and more than 100,000 new businesses created every month.

Additionally, approximately 57 million U.S. workers are freelancers, a number that is expected to grow to roughly 87 million by 2027, representing over half of the U.S. workforce.
Transaction Terms
Under the terms of the agreement, H&R Block will acquire all outstanding shares of Wave for $405 million, funded with available cash.
The transaction is expected to close within the next few months, subject to regulatory approval and customary closing conditions. Based on the expected timing of closing, H&R Block estimates that the transaction will generate $40 to $45 million of revenue for fiscal 2020. The financial impact of this transaction is subject to the timing of the actual close of the transaction.
Following the closing of the transaction, Wave will maintain its leadership team, including Kirk Simpson, operating independently within H&R Block from its headquarters in Toronto, Ontario.
Conference Call Details
H&R Block will discuss the pending acquisition during its previously scheduled fiscal 2019 earnings conference call today at 8:30 a.m. Eastern time. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (866) 987-6821 or International (630) 652-5951
Conference ID: 8988609
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.  The presentation will be posted on the Webcasts and Presentations page at http://investors.hrblock.com following the conclusion of the call.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 11,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2019, H&R Block had annual revenues of $3.1 billion with over 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Wave Financial
Wave Financial, Inc. (waveapps.com) provides software solutions and related services specifically designed to help small business owners manage their finances. Wave provides award-winning accounting, invoicing, payroll, and payments software solutions, as well as bookkeeping services, built into a comprehensive platform. Over 400,000 small businesses in more than 200 countries rely on Wave to improve profitability, ease stress and save time.
Wave has won numerous awards for growth, innovation and company culture, including Deloitte Fast 50, Deloitte North American Fast 500, KPMG Fintech 100, CB Insights Fintech 250, Canadian Innovation Awards (Financial Services), Canada's Best Workplaces and many more.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com